UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2024

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

77 East King Street, P. O. Box 250, Shippensburg, PA 17257
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (717) 532-6114

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	ORRF	Nasdaq Stock Market

 Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 30, 2024, Orrstown Financial Services, Inc., a Pennsylvania corporation (“ORRF”), held a special meeting of its shareholders (the “ORRF special meeting”) virtually via live webcast, to consider and vote upon (i) a proposal to approve the issuance of shares of ORRF common stock to the shareholders of Codorus Valley Bancorp, Inc. (“CVLY”) in connection with the proposed merger of CVLY with and into ORRF, with ORRF as the surviving corporation (the “merger”), pursuant to that certain agreement and plan of merger, dated as of December 12, 2023 (the “merger agreement”), by and between ORRF and CVLY (the “ORRF share issuance proposal”), and (ii) a proposal to adjourn the ORRF special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the ORRF special meeting to approve the ORRF share issuance proposal (the “ORRF adjournment proposal”). As described below, there were sufficient shares of ORRF common stock present in person or by proxy and voted at the ORRF special meeting in favor of approving the ORRF share issuance proposal, and as a result, the ORRF adjournment proposal was not considered or voted upon at the ORRF special meeting. The following are the voting results of the ORRF special meeting.

On April 18, 2024, the record date for the ORRF special meeting, there were 10,704,599 shares of ORRF common stock issued, outstanding and entitled to vote. Shareholders holding 7,099,890 shares of ORRF common stock were present at the ORRF special meeting, in person or represented by proxy, constituting a quorum.

1.	Approval of the ORRF Issuance Proposal *

For	Against	Abstain	Broker Non-Votes
6,968,156	113,059	18,675	-

*The affirmative vote of at least a majority of votes cast at the ORRF special meeting by the holders of the outstanding shares of ORRF common stock present in person or represented by proxy and entitled to vote was required to approve the ORRF share issuance proposal. Abstentions and broker non-votes had no effect on the approval of the ORRF share issuance proposal.

Item 8.01	Other Events

On May 30, 2024, ORRF and CVLY issued a joint press release announcing the results of their respective special meetings held on May 30, 2024. A copy of the joint press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Joint press release, dated May 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2024	Orrstown Financial Services, Inc.

	By:	/s/ Neelesh Kalani
Neelesh Kalani
Executive Vice President, Chief Financial Officer